AMENDED AND RESTATED

                     FIRST AMENDMENT TO RETENTION AGREEMENT



                  THIS AMENDED AND RESTATED FIRST AMENDMENT TO RETENTION AGREEMENT (the "Amendment") is made effective as of the 1st day of July, 2004 (the "Effective Date"), by and between Merisel, Inc., a Delaware corporation ("Merisel"), Merisel Americas, Inc., a Delaware corporation ("Merisel America" and together with Merisel, each a "Company" and collectively, the "Companies") and Timothy N. Jenson (the "Executive").


                                   WITNESSETH:

                  WHEREAS, the Companies and the Executive entered into a Retention Agreement dated as of April 1, 2001 pursuant to which the Executive was retained as Chief Executive Officer and President of each of the Companies (the "Underlying Retention Agreement"). All capitalized terms not otherwise defined in this Amendment shall have the meaning therefor in the Underlying Retention Agreement;

                  WHEREAS, the Companies and the Executive entered into a First Amendment to Retention Agreement, effective as of July 1, 2004 (the "First Amendment");

                  WHEREAS, the Companies and the Executive agree to continue their relationship to the extent necessary so as to effect an orderly transition of the management of the Companies and to permit the Executive the opportunity to secure alternate employment; and

                  WHEREAS, the Companies and the Executive acknowledge that it is in their best interests to amend the Underlying Retention Agreement and to restate the First Amendment in the manner set forth below;

                  WHEREAS, the Companies and the Executive are desirous of restating in its entirety the First Amendment such that the terms and conditions hereinafter stated shall supercede all of the terms and conditions of the First Amendment.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed to by and between the parties as follows:

1. Terms of Employment. The text of Section 2 of the Underlying Retention Agreement shall be deleted and replaced with the following:

         (a) The parties to this Agreement acknowledge and agree that Executive's employment as Chief Executive Officer and President shall continue until such time that either the Companies or the Executive provides the other party with at least ten (10) days' prior written notice of its intent to terminate the Executive's employment under the Underlying Agreement (the "Term").


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         (b) From July 1, 2004 through the end of the Term, Executive shall be paid an annual base salary $200,000, which shall be payable in accordance with Merisel's standard salary policies as they exist from time to time, subject to deductions as required by law or agreement.

         (c) Following the termination of Executive and payment of all amounts due hereunder, Executive agrees to resign immediately from the Boards of Directors of each of the Companies."


2. Severance Obligations. The following text shall be added to Section 4 of the Underlying Retention Agreement:

         "The Companies each acknowledge and agree that, due to the reduction of his salary and the non-causal nature of their termination of his employment, Executive is now owed the full amount of severance owed to him under this
Section 4. In that regard and notwithstanding anything contained in this Agreement to the contrary, on the termination of Executive's employment with the Companies, regardless of the reason for such termination, Executive shall be entitled to the immediate payment and collection of all amounts due thereto pursuant to the terms of this Agreement, provided that Executive's Base Salary shall equal $400,000 for the purpose of all such severance and related calculations. Executive acknowledges and agrees that the amounts due to him under this Section 4, plus any and all amounts owed to him under that certain Deferred Compensation Agreement dated September 18, 2001 and entered into between Merisel and Executive, as such agreement may be amended to date, are, in the aggregate, the entire balances owed to Executive by the Companies."

3. Confirmation of Executive's Obligations. Executive acknowledges and agrees that Section 8 of the Underlying Retention Agreement continues in full force and effect following the execution of this Amendment.

4. No Further Changes. Except as set forth above, the Underlying Retention Agreement shall remain in full force and effect without further amendment or modification thereto.

5. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, each of which counterparts and/or facsimiles shall be deemed to be an original, and all such counterparts and facsimiles shall constitute one and the same instrument.



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                  IN WITNESS  WHEREOF,  each party hereto has duly executed this
Amendment as of the Effective Date.


                                                     MERISEL, INC.


                                     By:    /s/Lesley Mobbs
                                            -------------------------
                                             Name:  Lesley Mobbs
                                             Title: Secretary

                                                     MERISEL AMERICAS, INC.


                                     By:    /s/Lesley Mobbs
                                            --------------------------
                                             Name:  Lesley Mobbs
                                             Title: Secretary

                                                     TIMOTHY N. JENSON

                                              /s/Timothy N. Jenson
                                             --------------------------
                                             Timothy N. Jenson